CERTIFICATION
I, Robert O. Carr, certify that:
1. I have reviewed this amendment no. 1 to the quarterly report for the period ended September 30, 2012 on Form 10-Q of Heartland Payment Systems, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: February 20, 2013
/s/ Robert O. Carr
Robert O. Carr
Chairman and Chief Executive Officer